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                                                                    EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-83743 on Form S-4 of our report dated
February 17, 1998 appearing in the Annual Report on Form 10-K of National Transaction Network, Inc. ("NTN") for the year ended December 31, 1998, and to the use of our report dated February 17, 1998 appearing in this Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.

/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
January 20, 2000